UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	NNN	New York Stock Exchange
5.200% Series F Preferred Stock, $0.01 par value	NNN/PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 17, 2021, the Board of Directors of National Retail Properties, Inc. (the “Company”) approved and adopted, effective as of such date, the Fourth Amendment to Third Amended and Restated Bylaws of the Company, as amended (the “Amendment”). The Amendment grants certain eligible long-term stockholders of the Company, individually or as a group, the ability to place a limited number of alternative board candidates on the Company’s proxy card and statement for the Company’s annual stockholder meeting.

The foregoing summary of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached hereto with Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following index is filed as part of this Current Report on Form 8-K.

3.1	Third Amended and Restated Bylaws of the Registrant, as amended through the Fourth Amendment to Bylaws, dated February 17, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President,
Chief Financial Officer,
Assistant Secretary and Treasurer

Dated: February 19, 2021